EXHIBIT 99.1
NIKOLA CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the effect on the historical condensed consolidated financial statements of Nikola Corporation (the “Company”) of the transfer of ownership in the right, title and interest of all of the tangible and intangible assets of Romeo Power, Inc. (“Romeo”), a wholly owned subsidiary of the Company, pursuant to a general assignment (the “Assignment”) to SG Service Co, LLC, in its sole and limited capacity as Assignee for the Benefit of Creditors of Romeo (“Assignee”). The Assignment was completed on June 30, 2023.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023 is based on the assumption that the Assignment was completed on March 31, 2023. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2022, and for the three months ended March 31, 2023, are based on the assumption that the Assignment was completed on January 1, 2022.

The unaudited pro forma financial statements as of and for the periods presented are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what the Company’s financial position or results of operations would have been had the Assignment been completed on the dates noted above. The unaudited pro forma condensed consolidated financial statements also should not be considered representative of the Company’s future financial position or results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma adjustments are based upon currently available factual information and certain assumptions that management believes are reasonable under the circumstances. Actual amounts could differ materially from these estimates. The pro forma results should be read in conjunction with the financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended.

The following is a brief description of the amounts recorded under each of the column headings in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical

These columns represent the historical consolidated assets, liabilities, and operations of the Company (including the assets, liabilities and operations of Romeo), as of and for the periods presented and do not reflect any adjustment related to the Assignment.

Assignment

These columns represent the elimination of the historical assets, liabilities and results of operations of Romeo from the Company’s historical financial statements.

Other Adjustments

The columns represent any pro forma items, such as intercompany balances and transactions, that needed to be adjusted from the Company’s historical financial statements. See the notes to the unaudited pro form condensed consolidated financial statements for more detailed discussion of these adjustments.

NIKOLA CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share data)
As of March 31, 2023

	Historical	Assignment		Other Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$121,140	$(1,536)		$(2,725)	A	$116,879
Restricted cash and cash equivalents	10,600	—		—		10,600
Accounts receivable, net	27,580	(241)		—		27,339
Inventory	123,630	(8,129)		—		115,501
Prepaid expenses and other current assets	47,830	(16,675)		7,050	C	38,205
Total current assets	330,780	(26,581)		4,325		308,524
Restricted cash and cash equivalents	74,582	(1,500)		—		73,082
Long-term deposits	32,382	—		—		32,382
Property, plant and equipment, net	475,396	(18,344)		—		457,052
Intangible assets, net	91,921	(608)		—		91,313
Investment in affiliates	68,677	(10,000)		—		58,677
Goodwill	6,688	—		—		6,688
Prepayment - long-term supply agreement	44,835	(44,835)		—		—
Other assets	33,099	(23,658)		—		9,441
Total assets	$1,158,360	$(125,526)		$4,325		$1,037,159
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$78,020	$(16,351)		$—		$61,669
Accrued expenses and other current liabilities	176,756	(65,014)		51,409	C	163,151
Debt and finance lease liabilities, current (including $10.7 million measured at fair value)	21,760	(1,309)		—		20,451
Total current liabilities	276,536	(82,674)		51,409		245,271
Long-term debt and finance lease liabilities, net of current portion	296,473	(1,322)		—		295,151
Operating lease liabilities	27,484	(21,900)		—		5,584
Estimated liability - guarantee of obligation of unconsolidated affiliate	4,284	—		—		4,284
Other long-term liabilities	7,697	(8)		—		7,689
Deferred tax liabilities, net	15	—		—		15
Total liabilities	612,489	(105,904)		51,409		557,994
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value, 150,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023	—	—		—		—
Common stock, $0.0001 par value, 800,000,000 shares authorized, 594,182,551 shares issued and outstanding as of March 31, 2023	59	—		—		59
Additional paid-in capital	2,751,386			—		2,751,386
Accumulated deficit	(2,203,944)	(19,622)	B	(47,084)	A, C	(2,270,650)
Accumulated other comprehensive loss	(1,630)	—		—		(1,630)
Total stockholders' equity	545,871	(19,622)		(47,084)		479,165
Total liabilities and stockholders' equity	$1,158,360	$(125,526)		$4,325		$1,037,159

NIKOLA CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)
For the year ended December 31, 2022

	Historical	Assignment	Other Adjustments		Pro Forma
Revenues:
Truck sales	$45,931	$—	$—		$45,931
Service and other	4,894	(26,497)	25,396	D	3,793
Total revenues	50,825	(26,497)	25,396		49,724
Cost of revenues:
Truck sales	150,204	—	(17,648)	D	132,556
Service and other	5,378	(45,284)	43,044	D	3,138
Total cost of revenues	155,582	(45,284)	25,396		135,694
Gross loss	(104,757)	18,787	—		(85,970)
Operating expenses:
Research and development	273,767	(3,287)	—		270,480
Selling, general and administrative	370,154	(23,968)	—		346,186
Total operating expenses	643,921	(27,255)	—		616,666
Loss from operations	(748,678)	46,042	—		(702,636)
Other income (expense):
Interest expense, net	(17,740)	350	—		(17,390)
Revaluation of warrant liability	3,874	29	—		3,903
Other expense, net	(1,023)	—	—		(1,023)
Loss before income taxes and equity in net loss of affiliates	$(763,567)	$46,421	$—		$(717,146)
Income tax expense	6	—	—		6
Loss before equity in net loss of affiliates	$(763,573)	$46,421	$—		$(717,152)
Equity in net loss of affiliates	(20,665)	—	—		(20,665)
Net loss from continuing operations	$(784,238)	$46,421	$—		$(737,817)

Net loss per share attributable to common stockholders:
Basic	$(1.78)				$(1.67)
Diluted	$(1.78)				$(1.67)
Weighted-average shares outstanding:
Basic	441,800,499				441,800,499
Diluted	441,800,499				441,800,499

NIKOLA CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)
For the three months ended March 31, 2023

	Historical	Assignment	Other Adjustments		Pro Forma
Revenues:
Truck sales	$10,055	$—	$—		$10,055
Service and other	1,062	(8,022)	7,582	D	622
Total revenues	11,117	(8,022)	7,582		10,677
Cost of revenues:
Truck sales	42,777	—	(9,758)	D	33,019
Service and other	1,250	(18,236)	17,340	D	354
Total cost of revenues	44,027	(18,236)	7,582		33,373
Gross loss	(32,910)	10,214	—		(22,696)
Operating expenses:
Research and development	64,426	(2,620)			61,806
Selling, general and administrative	53,709	(11,012)			42,697
Total operating expenses	118,135	(13,632)	—		104,503
Loss from operations	(151,045)	23,846	—		(127,199)
Other income (expense):
Interest expense, net	(9,863)	30			(9,833)
Revaluation of warrant liability	306	(32)			274
Other expense, net	(84)	—			(84)
Loss before income taxes and equity in net loss of affiliates	$(160,686)	$23,844	$—		$(136,842)
Income tax expense	—	—	—		—
Loss before equity in net loss of affiliates	$(160,686)	$23,844	$—		$(136,842)
Equity in net loss of affiliates	(8,408)	—	—		(8,408)
Net loss from continuing operations	$(169,094)	$23,844	$—		$(145,250)

Net loss per share attributable to common stockholders:
Basic	$(0.31)				$(0.26)
Diluted	$(0.31)				$(0.26)
Weighted-average shares outstanding:
Basic	549,689,436				549,689,436
Diluted	549,689,436				549,689,436

NIKOLA CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The adjustments included in the unaudited pro forma condensed consolidated financial statements are described below:

A.Represents a payment of $2.7 million for fees related to the Assignment, paid to the Assignee. The loss on deconsolidation of the subsidiary related to these fees was excluded from the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022, as the Assignment is classified as a discontinued operation and does not have a continuing impact on the Company’s operations.

B.This balance represents the loss on deconsolidation of subsidiary resulting from the disposition of the assets and liabilities of Romeo previously consolidated as assets and liabilities in the Company’s consolidated balance sheets, as of the Assignment. Adjustments related to the loss on deconsolidation of the subsidiary were excluded from the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022, as the Assignment is classified as a discontinued operation and does not have a continuing impact on the Company’s operations.

C.These balances reflect the establishment and subsequent write off of third-party receivable and payables between the Company and Romeo that historically were recorded as intercompany transactions and eliminated in consolidation.

D.These adjustments represent the intercompany eliminations recognized by the Company in the consolidation of the historical statements of operations. Revenues and cost of revenues recognized by Romeo on a standalone basis include products and services sales to the Company, which were eliminated in the consolidation of the historical statements of operations.